UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2009

SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands
(State or Other Jurisdiction of Incorporation)

333-127442		20-2509518
(Commission File Number)		(IRS Employer Identification No.)

39870 Eureka Drive Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 25, 2009, SMART Modular Technologies (WWH), Inc. (the "Company") issued a press release announcing its results of operations for its third quarter of fiscal 2009, ended May 29, 2009. A copy of the press release is attached as Exhibit 99 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 23, 2009, Dipanjan Deb resigned as a director of the Company to devote more time as Managing Partner of Francisco Partners, which he is a Founding Partner.  Mr. Deb’s resignation was not related to any disagreement with the Company regarding its operations, policies or practices.

The Nominating and Corporate Governance Committee of the Board of Directors has initiated a search to fill the vacancy created by Mr. Deb’s departure.  Once this vacancy is filled, the nine-member Board of Directors will be comprised of six independent directors.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

99	Press release, dated June 25, 2009

The information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.

Date:	June 25, 2009	By:	/s/ iain mackenzie
			Name:	Iain MacKenzie
			Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated June 25, 2009